Exhibit 3.904
FILED
9 | FEB 20   PH 12:45
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
ARTICLES OF INCORPORATION
OF
SCHOFIELD CORPORATION OF ORLANDO
     The undersigned Incorporator, being a person competent to contract, subscribes to these Articles of Incorporation to form a Corporation for profit under the laws of the state of Florida.
ARTICLE I — Name
     The name of the corporation is SCHOFIELD CORPORATION OF ORLANDO.
ARTICLE II — Principal Office
     The principal office, and mailing address of the corporation is 7550 Hinson Street, Unit 8C, Orlando, Florida 32819.
ARTICLE III — Capital Stock
     The maximum number of shares of stock that the corporation is authorized to issue is 10,000 shares of common stock having par value of one ($1.00) dollar per share. The consideration to be paid for each share shall be fixed by the Board of Directors.
ARTICLE IV — Preemptive Rights
     Every Shareholder, upon the sale of any additional stock of this Corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his pro rata share thereof (as nearly as may be done without issuance of fractional shares) at the price at which it is offered to others.
ARTICLE V — Initial Registered Office and Agent
     The street address of the initial registered office of this corporation is 7550 Hinson Street, Unit 8C, Orlando, Florida 32819, and the name of the initial registered agent of this corporation is Robert T. Roth.
EFFECTIVE DATE
FEB 14 1991

ARTICLE VI — Incorporator
The name and street address of the Incorporator of the corporation is:

Name	Address
Stephen L. Skipper	P.O. Box 770464
Winter Garden, Florida 34777
ARTICLE VII — Directors
     The corporation shall initially have two (2) director. The method of electing (eg., cumulative, non-cumulative), removing and replacing directors shall be prescribed by the By-Laws of the corporation. The number of directors may be increased or decreased from time to time by the By-Laws of the corporation. The names and street addresses of the initial directors who shall hold office until the first annual meeting of the Stockholders of the corporation or until their successors are elected or appointed and qualified are:

Name	Address
Alexander C. Hunt	3511 Pelican Lane
Orlando, FL 32803

Robert T. Roth	7550 Hinson Street
Unit 8C
Orlando, FL 32819
ARTICLE VIII — General Purpose
     The purpose for which the corporation has been formed is: To engage in and transact any and all lawful business permitted under the laws of the State of Florida and of the United States.
ARTICLE IX — Term of Existence
     The corporation shall commence its corporate existence on the date of subscription and acknowledgment of these Articles of Incorporation, and shall have perpetual existence thereafter unless dissolved according to law.

ARTICLE X — Super Majority Rights
     The following actions must be approved by the affirmative vote of at least Eighty Five (85%) percent of the issued and outstanding voting shares of stock of the corporation:
     1) The amendment of the articles of incorporation or by-laws of the corporation.
     2) The authorization of additional shares of corporate stock.
     3) The merger or consolidation of the corporation with or into any other entity, or the reorganization, recapitalization, primary or secondary offering of debt or equity securities, liquidation, or dissolution of the corporation.
     4) The sale, lease or other transfer other than in the ordinary course of its business of any real property, or any interest therein, owned by the corporation.
     5) Any agreement, contract, obligation, or liability, whether oral or written, formal or informal, between the corporation and any Director, any shareholder owning more than Twenty Five (25%) percent of the shares of common stock of the corporation, or affiliate or sister corporation over which any shareholder owning more than Twenty Five (25%) percent of the shares of common stock of the corporation has controlling interest (as defined in the rules and regulations of the Securities and Exchange Commission of the United States);
     6) The incurring of any indebtedness, except for trade payables for goods and services actually received in the ordinary course of business operations; and
     7) The guaranty of payment, performance or otherwise by any person or entity.
     IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation this 14 day of February, 1991.

/s/ Stephen L. Skipper
Stephen L. Skipper

STATE OF FLORIDA
COUNTY OF ORANGE
     Before me, the undersigned authority, an officer duly authorized to administer oaths and take acknowledgements, personally appeared Stephen L. Skipper as Incorporator for SCHOFIELD CORPORATION OF ORLANDO, who is known to me and is known by me to be the person who executed the foregoing Articles of Incorporation, and acknowledged before me that he executed the same freely and voluntarily for the purposes therein stated.
     This the 14th day of February, 1991.

[ILLEGIBLE] Notary Public
My Commission Expires:	Notary Public, State of Florida
My Commission expires Oct. 2, 1994

February 24, 2010
FLORIDA DEPARTMENT OF STATE
Division of Corporations
SCHOFIELD CORPORATION OF ORLANDO
18500 NORTH ALLIED WAY
PHOENIX, AZ 85054US
Re: Document Number S32731
The Articles of Amendment to the Articles of Incorporation for SCHOFIELD CORPORATION OF ORLANDO, a Florida corporation, were filed on February 24, 2010.
The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H10000042173.
Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.
Sylvia Gilbert

Regulatory Specialist II
Division of Corporations	Letter Number: 610A00004640
P.O BOX 6327 — Tallahassee, Florida 32314

Articles of Amendment
to
Articles of Incorporation
of
SCHOFIELD CORPORATION OF ORLANDO

(Name of Corporation as currently filed with the Florida Dept. of State)
S32731

(Document Number of Corporation (if known)
Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:
A. If amending name, enter the new name of the corporation:
                                                            n/a                                                             The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:	n/a
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)	n/a

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:	n/a

New Registered Office Address:	(Florida street address)

		,	Florida

	(City)		(Zip Code)
New Registered Agent’s Signature, If changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action

	n/a		☐ Add
☐ Remove

☐ Add
☐ Remove

☐ Add
☐ Remove

E. If amending or adding additional Articles, enter change(s) here:
 (attach additional sheets, if necessary). (Be specific)

Article X of the Articles of Incorporation is hereby deleted in its entirety.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares,   provisions for implementing the amendment if not contained in the amendment Itself:
 (if not applicable, indicate N/A)
n/a

The date of each amendment(s) adoption: February 23, 2010

Effective date if applicable:
(no more than 90 days after amendment file date)
Adoption of Amendment(s)                 (CHECK ONE)
☑	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):
     “The number of votes cast for the amendment(s) was/were sufficient for approval
     by                                                                                  .”
                                                   (voting group)
☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.
☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.
Dated February 24, 2010.

Signature	/s/ Eileen B. Schuler

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator- if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Eileen B. Schuler (Typed or printed name of person signing)

Secretary (Title of person signing)